UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2011

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 658-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, Richard J. Moreau, formerly Executive Vice President, Asset Management of Strategic Hotels & Resorts, Inc. (the “Company”), was promoted to Executive Vice President, Chief Operating Officer. Mr. Moreau, age 64, had served as the Company’s Executive Vice President, Asset Management since 2005. Prior to that, Mr. Moreau served as the Company’s Senior Vice President, Asset Management from 2003 and 2005 and Vice President, Asset Management from 1997 to 2003. Additional information about Mr. Moreau, including his prior experience, can be found in the Company’s definitive proxy statement for its 2011 annual meeting of stockholders, as filed with the Securities and Exchange Commission on March 11, 2011, under the heading “Executive Officers.” Mr. Moreau will continue to have responsibility for the asset management of all of the Company’s properties.

In connection with the promotion, Mr. Moreau’s annual base salary was increased from $350,000 to $381,100.

Additionally, on September 15, 2011, the Company increased the annual base salary of Paula C. Maggio, the Company’s Senior Vice President, General Counsel and Secretary, from $300,000 to $340,000.

A copy of the press release announcing Mr. Moreau’s promotion is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated September 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 20, 2011

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula Maggio
	Name:	Paula Maggio
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 19, 2011